EXHIBIT 12.1

(Exhibit 1A-12 to Form 1-A -- Opinion re Legality)

Capital Markets & Securities Direct: +1.347.759.4143 di.ban@bandilaw.com	1 Pennsylvania Plaza, Floor 58 New York, NY 10119 Tel. +1.646.210.5559 Fax. +1.646.210.5560 www.bandilaw.com FIRM / AFFILIATE OFFICES
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August 17, 2026

Board of Directors
Ecospire Global Inc.
1968 S. Coast Hwy, #2854
Laguna Beach, California 92651

Re:  Ecospire Global Inc. -- Offering Statement on Form 1-A; 10,000,000 Shares of Common Stock

Dear Sir/Madam,

We have acted, at your request, as special counsel to Ecospire Global Inc., a California corporation (the "Company"), for the purpose of rendering an opinion as to the legality of 10,000,000 shares of the Company's common stock, par value $0.0001 per share (the "Shares"), offered by the Company at a price of $0.10 per share pursuant to a Tier 2 Offering Statement on Form 1-A filed under Regulation A of the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (the "SEC") (the "Offering Statement").

In rendering this opinion, we have reviewed: (a) the General Corporation Law of the State of California, to the extent deemed relevant to the matters opined upon herein; (b) a true copy of the Articles of Incorporation of the Company filed with the Secretary of State of the State of California on May 24, 2026 (Document No. B20260245263); (c) the Bylaws of the Company; (d) selected proceedings of the board of directors of the Company authorizing the issuance of the Shares; (e) certificates of officers of the Company and of public officials; and (f) such other documents and matters as we have deemed necessary and appropriate for purposes of this opinion.

We have assumed: (a) that the Offering Statement and all corresponding exhibits (collectively, the "Documents") have been duly authorized and executed; (b) that the persons executing the Documents had the legal capacity to do so; and (c) that the persons identified as officers of the Company are duly serving in such capacities and that any Shares issued pursuant to the Offering Statement will be properly authorized by the Company.

We note that the Articles of Incorporation of the Company authorize the issuance of 1,000,000,000 shares of common stock, of which 50,000,000 shares were issued and outstanding as of the date hereof, and that the Shares are accordingly within the authorized and unissued capital stock of the Company.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as contemplated in the Offering Statement, will be validly issued, fully paid, and non-assessable.

We have not been engaged to examine, nor have we examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information contained therein or the compliance thereof with the rules and regulations of the SEC or the requirements of Form 1-A, and we express no opinion with respect thereto. The foregoing opinion is limited solely to the General Corporation Law of the State of California, and we express no opinion as to the laws of any other jurisdiction or the federal laws of the United States, except as specifically set forth herein.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any change in law or fact occurring after the date hereof that may affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption "Legal Matters" in the Offering Circular constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

BANDI & ASSOCIATES PLLC

/s/ Di Ban

Di Ban, Esq.
Attorney at Law
Counsel to Ecospire Global Inc.